UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  May 21, 2015

CTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1142 W. Beardsley Ave.
Elkhart, Indiana	46514
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of CTS Corporation, an Indiana corporation (the “Company”) approved performance-based stock option awards (“Stock Options”) for certain Company employees, including certain of the Company’s named executive officers other than the Chief Executive Officer, under the CTS Corporation 2014 Performance and Incentive Compensation Plan (the “Plan”).

The following named executive officers of the Company received Stock Options with respect to the following number of shares of the Company’s common stock, without par value:  Kieran O’Sullivan, 100,000 shares; Ashish Agrawal, 35,000 shares; Robert Patton, 20,000 shares; and Anthony Urban, 35,000 shares.

The Stock Options, which have a date of grant of May 26, 2015, are subject to the terms of the Plan, generally have a term of five years and generally will become exercisable (provided the optionee remains employed by the Company or an affiliate) upon the Company’s attainment of at least $600 million in revenues during any of the Company’s four-fiscal-quarter trailing periods (as determined by the Committee) during the term. The Stock Options are subject to pro-rata accelerated exercisability in the event of an optionee’s death or disability and achievement of the performance goal during the term, and accelerated exercisability if a change in control of the Company occurs and the Stock Options are not continued, replaced or assumed in connection with the change in control.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 21, 2015 (the “Annual Meeting”).  At the Annual Meeting, all proposals were approved.  The proposals below are described in more detail in the Company’s definitive proxy statement filed April 9, 2015 for the Annual Meeting.  The final results were as follows:

a)                                     The following individuals were nominated in 2015 to serve until the next Annual Meeting of Shareholders in 2016.  All nominees were elected.  The results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Walter S. Catlow	29,871,303	124,299	1,056,142
Lawrence J. Ciancia	29,875,125	120,477	1,056,142
Patricia K. Collawn	29,794,365	201,237	1,056,142
Gordon Hunter	29,651,172	344,430	1,056,142
William S. Johnson	29,881,538	114,064	1,056,142
Diana M. Murphy	29,876,538	119,064	1,056,142
Kieran O’Sullivan	29,545,354	450,248	1,056,142
Robert A. Profusek	29,877,553	118,049	1,056,142

b)                                     The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  The results were as follows:

For	Against	Abstain	Broker Non-Votes
29,169,073	630,518	52,032	1,056,142

c)                                      The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain
30,767,097	133,755	6,913

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

/s/ Robert J. Patton
By:	Robert J. Patton
Vice President, General Counsel
& Secretary

Date:  May 27, 2015